Exhibit 99.1

Motorola Solutions Reports Fourth-Quarter

and Full-Year 2012 Financial Results

Record Fourth-Quarter and Full-Year Sales and Operating Earnings

•	Fourth-quarter and full-year sales up 6 percent from a year ago

•	Fourth-quarter Government sales up 10 percent from a year ago; up 12 percent for the full year

•	Fourth-quarter GAAP earnings per share (EPS) from continuing operations* up 119 percent from a year ago; up 34 percent for the full year

•	Fourth-quarter Non-GAAP** EPS from continuing operations up 26 percent from a year ago; up 23 percent for the full year

•	Repurchased $326 million of shares in the quarter; $2.4 billion for the full year

•	Generated $564 million in operating cash flow during the quarter; $1.1 billion for the full year

	Fourth Quarter			Full Year
	2012	2011	Change	2012	2011	Change
Total sales ($M)	$2,441	$2,300	6%	$8,698	$8,203	6%
GAAP operating earnings ($M)	$423	$276	53%	$1,256	$858	46%
Non-GAAP operating earnings ($M)	$476	$444	7%	$1,503	$1,373	9%
GAAP EPS from continuing operations	$1.18	$0.54	119%	$2.95	$2.20	34%
Non-GAAP EPS from continuing operations	$1.10	$0.87	26%	$3.20	$2.61	23%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – Jan. 23, 2013 – Motorola Solutions, Inc. (NYSE: MSI) announced today its fourth-quarter and full-year 2012 results highlighted by fourth-quarter sales of $2.4 billion, up 6 percent from the fourth quarter of 2011, and full-year sales of $8.7 billion, up 6 percent from 2011. For the full year, Government sales were up 12 percent and Enterprise sales declined 5 percent. These results include revenue for Psion, which was acquired on Oct. 1, 2012.

“It was another outstanding year for Motorola Solutions as we continued to deliver strong operational and financial results,” said Greg Brown, chairman and CEO of Motorola Solutions. “We strengthened our product portfolio, expanded operating margins, generated $1.1 billion in operating cash and returned $2.7 billion in capital to our shareholders.”

GAAP operating earnings in the fourth quarter of 2012 were $423 million or 17.3 percent of sales, compared to $276 million or 12 percent of sales in the fourth quarter of 2011. GAAP earnings per share from continuing operations were $1.18, compared to $0.54 in the fourth quarter of 2011. For the full year 2012, GAAP operating earnings were $1.3 billion or 14.4 percent of sales, compared to $858 million or 10.5 percent of sales in 2011. GAAP earnings per share from continuing operations were $2.95, compared to $2.20 in 2011.

Non-GAAP operating earnings in the fourth quarter of 2012 were $476 million or 19.5 percent of sales, compared to $444 million or 19.3 percent of sales in the fourth quarter of 2011. Non-GAAP earnings per share from continuing operations were $1.10, compared to $0.87 in the fourth quarter of 2011. Non-GAAP financial information excludes after-tax net income of approximately $0.08 per diluted share related to stock-based compensation, intangible amortization and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release. For the full year 2012, Non-GAAP operating earnings were $1.5 billion or 17.3 percent of sales, compared to $1.4 billion or 16.7 percent of sales in 2011. Non-GAAP earnings per share from continuing operations were $3.20, compared to $2.61 in 2011.

During the fourth quarter of 2012, the company generated $564 million in operating cash flow from continuing operations. The company ended the quarter with total cash*** of $3.6 billion while returning $399 million to shareholders through share repurchases and cash dividends during the quarter. The company repurchased 6.1 million shares of stock during the quarter and 49.6 million shares for the full year.

Government segment sales were $1.7 billion, up 10 percent from the year-ago quarter. GAAP operating earnings were $346 million or 20.3 percent of sales compared to $226 million or 14.6 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $373 million or 21.8 percent of sales compared to $307 million or 19.8 percent of sales in the year-ago quarter.

For the full year 2012, Government segment sales were $6.0 billion, up 12 percent from 2011. GAAP operating earnings were $1.0 billion or 16.1 percent of sales compared to $616 million or 11.5 percent of sales in 2011. Non-GAAP operating earnings were $1.1 billion or 18.5 percent of sales compared to $833 million or 15.5 percent of sales in 2011.

Government highlights:

•

Secured multimillion dollar contracts with U.S. customers such as cities of Austin, Texas; El Paso, Texas; Elgin, Ill.; and Tacoma, Wash.; Clayton County in Georgia; Camden County in New Jersey; Onslow County in North Carolina; Montgomery County in Pennsylvania; and Prince William County in Virginia

•

Secured multimillion dollar contracts with international customers such as Hampshire Police in the U.K.; State of Brandenburg, Germany; Rosenergoatom nuclear power operations in Russia; Middle East Radio Communications in Egypt; Communication Authority of Thailand; Shanghai Metro, Shanxi Police and Guangdong Police in China; the Brazilian Army; Colombia Ministry of Defense; Ecopetrol Andean Pipeline in Colombia; Panama Ministry of Public Safety; Pemex in Mexico; and Peru National Police

•

Introduced three new TETRA mobile radios that give customers a choice of different form factors and capabilities to provide frontline workers with a reliable communications lifeline and faster access to mission-critical intelligence

Enterprise segment sales were $733 million, down 3 percent from the year-ago quarter. Excluding Psion, sales were down 12 percent. GAAP operating earnings were $77 million or 10.5 percent of sales compared to $50 million or 6.6 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $103 million or 14.1 percent of sales compared to $137 million or 18.2 percent of sales in the year-ago quarter.

For the full year 2012, Enterprise segment sales were $2.7 billion, down 5 percent from 2011. GAAP operating earnings were $291 million or 10.7 percent of sales compared to $242 million or 8.5 percent of sales in 2011. Non-GAAP operating earnings were $395 million or 14.6 percent of sales compared to $540 million or 19.0 percent of sales in 2011.

Enterprise highlights:

•

Secured contracts with key customers such as Target, Best Buy Canada, The Home Depot, Ferguson Enterprises, Grupo Bimbo, Volkswagen Mexico, Norwegian Post, Poste Italiane, easyJet in the U.K., Aeon Technology in China and Daito Kentsku Construction in Japan

•	Named Best Partner Supplier for the second year in a row by Tesco and also received the retailer’s Innovation Partner of the Year award

•

Started shipping the Motorola SB1 smart badge device, which helps retailers affordably equip everyone in their organizations with a smart, wearable, cost-efficient, mobile device, as well as the MC40, a sleek, user-friendly mobile device that provides retail associates access to product information and availability, data collection, mobile point-of-sale capability and voice without ever leaving the customer’s side

First-Quarter and Full-Year Outlook

Motorola Solutions’ outlook for the first quarter of 2013 is for revenue growth of 4 to 5 percent compared with the first quarter of 2012 and Non-GAAP earnings per share from continuing operations of $0.62 to $0.67 per share. For the full-year 2013, the company expects revenue growth of approximately 5 to 5.5 percent compared with 2012 and Non-GAAP operating earnings of approximately 18 percent of sales. This outlook excludes stock-based compensation, intangible amortization and charges associated with items typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
	2012	2011	2012	2011
Net sales ($M)	$2,441	$2,300	$8,698	$8,203
Gross margin ($M)	1,229	1,160	4,348	4,146
Operating earnings ($M)	423	276	1,256	858
Earnings from continuing operations ($M)	336	177	878	747
Net earnings ($M)	336	184	881	1,158

Diluted EPS from continuing operations	$1.18	$0.54	$2.95	$2.20

Weighted average diluted common shares outstanding	284.4	328.4	297.4	339.7

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the fourth quarter of 2012.

Fourth Quarter
(per diluted common share)	2012
GAAP Earnings per Common Share from Continuing Operations*	$1.18
Highlighted Items:
Legal matter	(0.03)
Reorganization of business charges	0.03
Reduction in international deferred tax asset valuation allowance	(0.21)

Total Highlighted Items	(0.21)

Stock-based compensation expense	0.11
Intangible assets amortization expense	0.02
Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.13

Total Non-GAAP Adjustments	(0.08)

Non-GAAP Earnings per Common Share	$1.10

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Standard Time (8 a.m. U.S. Eastern Standard Time) on Wednesday, Jan. 23. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the first quarter and full year of 2013, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions, Inc.‘s 2011 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including Psion and those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; (20) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders
**	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2013 Motorola Solutions, Inc. All rights reserved.

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2012	December 31, 2011
Net sales from products	$1,789	$1,689
Net sales from services	652	611

Net sales	2,441	2,300
Costs of product sales	791	774
Costs of service sales	421	366

Costs of sales	1,212	1,140

Gross margin	1,229	1,160

Selling, general and administrative expenses	510	498
Research and development expenditures	290	266
Other charges (income)	(4)	70
Intangibles amortization	10	50

Operating earnings	423	276

Other income (expense):
Interest expense, net	(20)	(15)
Gain on sales of investments and businesses, net	—	2
Other	4	4

Total other expense	(16)	(9)

Earnings from continuing operations before income taxes	407	267
Income tax expense	71	90

Earnings from continuing operations	336	177
Earnings from discontinued operations, net of tax	—	7

Net earnings attributable to Motorola Solutions, Inc.	$336	$184

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$336	$177
Earnings from discontinued operations, net of tax	—	7

Net earnings	$336	$184

Earnings per common share
Basic:
Continuing operations	$1.20	$0.55
Discontinued operations	—	0.02

	$1.20	$0.57

Diluted:
Continuing operations	$1.18	$0.54
Discontinued operations	—	0.02

	$1.18	$0.56

Weighted average common shares outstanding
Basic	279.3	323.1
Diluted	284.4	328.4

	Percentage of Net Sales*
Net sales from products	73.3%	73.4%
Net sales from services	26.7%	26.6%

Net sales	100%	100%

Costs of product sales	44.2%	45.8%
Costs of service sales	64.6%	59.9%

Costs of sales	49.7%	49.6%

Gross margin	50.3%	50.4%

Selling, general and administrative expenses	20.9%	21.7%
Research and development expenditures	11.9%	11.6%
Other charges (income)	-0.2%	3.0%
Intangibles amortization	0.4%	2.2%

Operating earnings	17.3%	12.0%

Other income (expense):
Interest expense, net	-0.8%	-0.7%
Gain on sales of investments and businesses, net	0.0%	0.1%
Other	0.2%	0.2%

Total other expense	-0.7%	-0.4%

Earnings from continuing operations before income taxes	16.7%	11.6%
Income tax expense	2.9%	3.9%

Earnings from continuing operations	13.8%	7.7%
Earnings from discontinued operations, net of tax	0.0%	0.3%

Net earnings attributable to Motorola Solutions, Inc.	13.8%	8.0%

*	Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Years Ended
	December 31, 2012	December 31, 2011	December 31, 2010
Net sales from products	$6,363	$6,068	$5,616
Net sales from services	2,335	2,135	2,001

Net sales	8,698	8,203	7,617
Costs of product sales	2,844	2,723	2,523
Costs of service sales	1,506	1,334	1,282

Costs of sales	4,350	4,057	3,805

Gross margin	4,348	4,146	3,812

Selling, general and administrative expenses	1,963	1,912	1,874
Research and development expenditures	1,075	1,035	1,037
Other charges (income)	25	141	(53)
Intangibles amortization	29	200	203

Operating earnings	1,256	858	751

Other income (expense):
Interest expense, net	(66)	(74)	(129)
Gain on sales of investments and businesses, net	39	23	49
Other	(14)	(69)	(7)

Total other expense	(41)	(120)	(87)

Earnings from continuing operations before income taxes	1,215	738	664
Income tax expense (benefit)	337	(3)	403

Earnings from continuing operations	878	741	261
Earnings from discontinued operations, net of tax	3	411	389

Net earnings	881	1,152	650
Less: Gain (loss) attributable to noncontrolling interests	—	(6)	17

Net earnings attributable to Motorola Solutions, Inc.	$881	$1,158	$633

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$878	$747	$244
Earnings from discontinued operations, net of tax	3	411	389

Net earnings	$881	$1,158	$633

Earnings per common share
Basic:
Continuing operations	$3.00	$2.24	$0.73
Discontinued operations	0.01	1.23	1.17

	$3.01	$3.47	$1.90

Diluted:
Continuing operations	$2.95	$2.20	$0.72
Discontinued operations	0.01	1.21	1.15

	$2.96	$3.41	$1.87

Weighted average common shares outstanding
Basic	292.1	333.8	333.3
Diluted	297.4	339.7	338.1

	Percentage of Net Sales*
Net sales from products	73.2%	74.0%	73.7%
Net sales from services	26.8%	26.0%	26.3%

Net sales	100%	100%	100%

Costs of product sales	44.7%	44.9%	44.9%
Costs of service sales	64.5%	62.5%	64.1%

Costs of sales	50.0%	49.5%	50.0%

Gross margin	50.0%	50.5%	50.0%

Selling, general and administrative expenses	22.6%	23.3%	24.6%
Research and development expenditures	12.4%	12.6%	13.6%
Other charges (income)	0.3%	1.7%	-0.7%
Intangibles amortization	0.3%	2.4%	2.7%

Operating earnings	14.4%	10.5%	9.9%

Other income (expense):
Interest expense, net	-0.8%	-0.9%	-1.7%
Gain on sales of investments and businesses, net	0.4%	0.3%	0.6%
Other	-0.2%	-0.8%	-0.1%

Total other expense	-0.5%	-1.5%	-1.1%

Earnings from continuing operations before income taxes	14.0%	9.0%	8.7%
Income tax expense (benefit)	3.9%	0.0%	5.3%

Earnings from continuing operations	10.1%	9.0%	3.4%
Earnings from discontinued operations, net of tax	0.0%	5.0%	5.1%

Net earnings	10.1%	14.0%	8.5%
Less: Gain (loss) attributable to noncontrolling interests	0.0%	-0.1%	0.2%

Net earnings attributable to Motorola Solutions, Inc.	10.1%	14.1%	8.3%

*	Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$1,468	$1,881
Sigma Fund and short-term investments	2,135	3,210
Accounts receivable, net	1,881	1,866
Inventories, net	513	512
Deferred income taxes	604	613
Other current assets	800	686

Total current assets	7,401	8,768

Property, plant and equipment, net	839	896
Investments	144	166
Deferred income taxes	2,416	2,375
Goodwill	1,510	1,428
Other assets	369	296

Total assets	$12,679	$13,929

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$405
Accounts payable	705	677
Accrued liabilities	2,626	2,733

Total current liabilities	3,335	3,815

Long-term debt	1,859	1,130
Other liabilities	4,195	3,710
Total Motorola Solutions, Inc. stockholders’ equity	3,265	5,214

Noncontrolling interests	25	60

Total liabilities and stockholders’ equity	$12,679	$13,929

Total cash*	$3,603	$5,091
Net cash**	1,740	3,556

*	Total cash = Cash and cash equivalents + Sigma Fund + Short-term investments
**	Net cash = Total cash - Current portion of long-term debt - Long-term debt

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	December 31, 2012	December 31, 2011
Operating
Net earnings	336	184
Earnings from discontinued operations, net of tax	—	7

Earnings from continuing operations	336	177
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	57	93
Non-cash other charges	(1)	(6)
Share-based compensation expense	45	45
Gain on sales of investments and businesses, net	—	2
Deferred income taxes	39	32
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(108)	(332)
Inventories	48	23
Other current assets	29	68
Accounts payable and accrued liabilities	121	40
Other assets and liabilities	(2)	(98)

Net cash provided by operating activities from continuing operations	564	44

Investing
Acquisitions and investments, net	(170)	(5)
Proceeds from sales of investments and businesses, net	—	59
Capital expenditures	(47)	(83)
Proceeds from sales of property, plant and equipment	47	—
Proceeds from (purchases of) sales of Sigma Fund investments, net	(375)	1,283

Net cash provided by (used for) investing activities from continuing operations	(545)	1,254

Financing
Repayment of debt	(1)	(601)
Issuance of common stock	54	44
Purchase of common stock	(326)	(366)
Excess tax benefits from share-based compensation	3	3
Payment of dividends	(73)	(72)
Contribution to Motorola Mobility	—	(150)
Distribution to discontinued operations	—	(37)

Net cash used for financing activities from continuing operations	(343)	(1,179)

Discontinued Operations
Net cash used for operating activities from discontinued operations	—	(38)
Net cash provided by financing activities from discontinued operations	—	37
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	1

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	13	(23)

Net increase (decrease) in cash and cash equivalents	(311)	96
Cash and cash equivalents, beginning of period	1,779	1,785

Cash and cash equivalents, end of period	$1,468	$1,881

Financial Ratios:
Free cash flow*	$517	$(39)

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Years Ended
	December 31, 2012	December 31, 2011	December 31, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$881	$1,158	$633
Earnings (loss) attributable to noncontrolling interests	—	(6)	17

Net earnings	881	1,152	650
Earnings from discontinued operations, net of tax	3	411	389

Earnings from continuing operations	878	741	261
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	208	366	342
Non-cash other income (charges)	11	34	(74)
Share-based compensation expense	184	168	144
Gain on sales of investments and businesses, net	(39)	(23)	(49)
Loss from the extinguishment of long-term debt	6	81	12
Deferred income taxes	242	63	384
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	81	(250)	(83)
Inventories	(3)	(14)	(111)
Other current assets	(118)	61	(48)
Accounts payable and accrued liabilities	(162)	(191)	333
Other assets and liabilities	(220)	(188)	(308)

Net cash provided by operating activities from continuing operations	1,068	848	803

Investing
Acquisitions and investments, net	(109)	(32)	(23)
Proceeds from (used for) sales of investments and businesses, net	(38)	1,123	264
Capital expenditures	(187)	(186)	(192)
Proceeds from sales of property, plant and equipment	56	6	27
Proceeds from sales of Sigma Fund investments, net	1,075	1,509	453
Proceeds from (used for) sales of short-term investments, net	—	6	(6)

Net cash provided by investing activities from continuing operations	797	2,426	523

Financing
Repayment of debt	(413)	(1,219)	(1,016)
Proceeds from issuance of debt	747	—	—
Issuance of common stock	133	192	179
Purchase of common stock	(2,438)	(1,110)	—
Excess tax benefits from share-based compensation	20	42	—
Payments of dividends	(270)	(72)	—
Contributions to Motorola Mobility	(73)	(3,425)	—
Distribution from (to) discontinued operations	(11)	64	797

Net cash used for financing activities from continuing operations	(2,305)	(5,528)	(40)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	2	26	1,169
Net cash used for investing activities from discontinued operations	—	(8)	(343)

Net cash provided by (used for) financing activities from discontinued operations	11	(64)	(797)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(13)	46	(29)

Net cash provided by (used for) financing activities from discontinued operations	—	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	27	(73)	53

Net increase (decrease) in cash and cash equivalents	(413)	(2,327)	1,339
Cash and cash equivalents, beginning of period	1,881	4,208	2,869

Cash and cash equivalents, end of period	$1,468	$1,881	$4,208

Financial Ratios:
Free cash flow*	$881	$662	$611

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by segment for the three months and years ended December 31, 2012 and December 31, 2011.

Net Sales

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	$1,708	$1,547	10%	$5,989	$5,358	12%
Enterprise	733	753	-3%	2,709	2,845	-5%

Company Total	$2,441	$2,300	6%	$8,698	$8,203	6%

Operating Earnings

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	$346	$226	53%	$965	$616	57%
Enterprise	77	50	54%	291	242	20%

Company Total	$423	$276	53%	$1,256	$858	46%

Operating Earnings %

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	20.3%	14.6%	39%	16.1%	11.5%	40%
Enterprise	10.5%	6.6%	58%	10.7%	8.5%	26%

Company Total	17.3%	12.0%	44%	14.4%	10.5%	38%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	43	13	30	0.09
Reorganization of business charges	Cost of sales and Other charges	9	3	6	0.02
Gain on sale of equity investment	Gain on sales of investments and businesses, net	(16)	(6)	(10)	(0.03)

Total continuing operations impact		$42	$12	$30	$0.09

Q2 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	52	21	31	0.10
Reorganization of business charges	Cost of sales and Other charges	14	5	9	0.03
Tax expense from audit settlements and agreements	Income tax (expense) benefit	—	13	(13)	(0.04)

Total continuing operations impact		$72	$41	$31	$0.10

Q3 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	44	14	30	0.11
Reorganization of business charges	Cost of sales and Other charges	13	4	9	0.03
Gain on sale of equity investment	Gain on sales of investments and businesses, net	(13)	(5)	(8)	(0.03)

Total continuing operations impact		$50	$15	$35	$0.12

Q4 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$10	$3	$7	0.02
Stock-based compensation expense	Cost of sales, SG&A and R&D	45	14	$31	0.11
Reorganization of business charges	Cost of sales and Other charges	14	5	$9	0.03
Legal matter	Other charges	(16)	(6)	$(10)	(0.03)
Reduction in deferred tax asset valuation allowance	Income tax (expense) benefit	—	60	$(60)	(0.21)

Total continuing operations impact		$53	$76	$(23)	$(0.08)

FY 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$29	$10	$19	0.06
Stock-based compensation expense	Cost of sales, SG&A and R&D	184	62	122	0.41
Reorganization of business charges	Cost of sales and Other charges	50	17	33	0.11
Gain on sale of equity investment	Gain on sales of investments and businesses, net	(29)	(11)	(18)	(0.06)
Legal matter	Other charges	(16)	(6)	(10)	(0.03)
Tax expense from audit settlements and agreements	Income tax (expense) benefit	—	13	(13)	(0.04)
Reduction in deferred tax asset valuation allowance	Income tax (expense) benefit	—	60	(60)	(0.20)

Total continuing operations impact		$218	$145	$73	$0.25

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	$1,708	$1,547	10%	$5,989	$5,358	12%
Enterprise	733	753	-3%	2,709	2,845	-5%

Company Total	$2,441	$2,300	6%	$8,698	$8,203	6%

Non-GAAP Operating Earnings

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	$373	$307	21%	$1,108	$833	33%
Enterprise	103	137	-25%	395	540	-27%

Company Total	$476	$444	7%	$1,503	$1,373	9%

Non-GAAP Operating Earnings %

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Government	21.8%	19.8%	10%	18.5%	15.5%	19%
Enterprise	14.1%	18.2%	-23%	14.6%	19.0%	-23%

Company Total	19.5%	19.3%	1%	17.3%	16.7%	3%

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2012

	TOTAL	Government	Enterprise
Net sales	$1,956	$1,301	$655
Operating earnings	$232	$150	$82

Above-OE non-GAAP adjustments:
Stock-based compensation expense	43	27	16
Reorganization of business charges	9	7	2
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	58	34	24

Operating earnings after non-GAAP adjustments	$290	$184	$106

Operating earnings as a percentage of net sales—GAAP	11.9%	11.5%	12.5%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	14.8%	14.1%	16.2%

Q2 2012

	TOTAL	Government	Enterprise
Net sales	$2,148	$1,459	$689
Operating earnings	$278	$197	$81

Above-OE non-GAAP adjustments:
Stock-based compensation expense	52	34	18
Reorganization of business charges	14	9	5
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	72	43	29

Operating earnings after non-GAAP adjustments	$350	$240	$110

Operating earnings as a percentage of net sales—GAAP	12.9%	13.5%	11.8%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	16.3%	16.4%	16.0%

Q3 2012

	TOTAL	Government	Enterprise
Net sales	$2,153	$1,521	$632
Operating earnings	$324	$273	$51

Above-OE non-GAAP adjustments:
Stock-based compensation expense	44	29	15
Reorganization of business charges	13	8	5
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	63	37	26

Operating earnings after non-GAAP adjustments	$387	$310	$77

Operating earnings as a percentage of net sales—GAAP	15.0%	17.9%	8.1%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	18.0%	20.4%	12.2%

Q4 2012

	TOTAL	Government	Enterprise
Net sales	$2,441	$1,708	$733
Operating earnings	$423	$345	$78

Above-OE non-GAAP adjustments:
Stock-based compensation expense	45	30	15
Reorganization of business charges	14	9	5
Intangibles amortization expense	10	—	10
Legal matter	(16)	(11)	(5)

Total above-OE non-GAAP adjustments	53	28	25

Operating earnings after non-GAAP adjustments	$476	$373	$103

Operating earnings as a percentage of net sales—GAAP	17.3%	20.2%	10.6%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	19.5%	21.8%	14.1%

FY 2012

	TOTAL	Government	Enterprise
Net sales	$8,698	$5,989	$2,709
Operating earnings	$1,256	$965	$291

Above-OE non-GAAP adjustments:
Stock-based compensation expense	184	120	64
Reorganization of business charges	50	33	17
Intangibles amortization expense	29	1	28
Legal matter	(16)	(11)	(5)

Total above-OE non-GAAP adjustments	247	143	104

Operating earnings after non-GAAP adjustments	$1,503	$1,108	$395

Operating earnings as a percentage of net sales—GAAP	14.4%	16.1%	10.7%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	17.3%	18.5%	14.6%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Revenue Information, Excluding Psion

(In millions)

Summarized below are the Company’s Non-GAAP Net sales, excluding the impact of the acquisition of Psion, for the three months and years ended December 31, 2012 and December 31, 2011.

Net Sales

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Enterprise	733	753	-3%	2,709	2,845	-5%
Psion	72	—		72	—

Enterprise excl. Psion	$661	$753	-12%	$2,637	$2,845	-7%

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2012	2011	% Change	2012	2011	% Change
Company Total	2,441	2,300	6%	8,698	8,203	6%
Psion	72	—		72	—

Company Total excl. Psion	$2,369	$2,300	3%	$8,626	$8,203	5%